SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) August 22, 1996


Commission   Registrant, State of Incorporation,     I.R.S.
File Number  Address and Telephone Number            Employer
                                                     Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262

0-320        ENTERGY MISSISSIPPI, INC.               64-0205830
             (a Mississippi corporation)
             308 East Pearl Street
             Jackson, Mississippi  39201
             Telephone (601) 368-5000

Form 8-K                                                   Page 1
August 28, 1996



Item 5.   Other Information

          Entergy Corporation and Entergy Mississippi, Inc.


     The Mississippi Public Service Commission (MPSC), on August

22, 1996, issued an order establishing a generic docket to

consider all aspects of competition in the provision of retail electric service.  In issuing its order, the MPSC stated that if,

after completing the docket, it determines that competition in the provision of retail electric service is in the public

interest, it may seek enabling legislation to allow competitive retail electric service in Mississippi.

     The MPSC also issued an order approving Entergy Mississippi,

Inc.'s request that the rate rider it filed on August 2, 1996 be remanded to the file. That rider was designed to prevent cost shifting from one class of customers to another. Entergy

Mississippi, Inc. requested the MPSC to order the remand because the generic docket will address retail competition issues that are associated with and included in Entergy Mississippi, Inc.'s

August 2 filing.  Entergy Mississippi, Inc.'s August 2 filing will be held in abeyance pending the outcome of the MPSC's

generic docket.

     Entergy Mississippi, Inc., is a wholly-owned electric

utility subsidiary of Entergy Corporation.

Form 8-K                                                   Page 2
August 28, 1996



                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation

                                 By: /s/Louis E. Buck, Jr.
                                        Louis E. Buck, Jr.
                                     Vice President and Chief
                                        Accounting Officer


                                 Entergy Mississippi, Inc.

                                 By: /s/Louis E. Buck, Jr.
                                        Louis E. Buck, Jr.
                                     Vice President and Chief
                                        Accounting Officer




Dated:  August 28, 1996